Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
EXIDE TECHNOLOGIES ANNOUNCES PLANNED $75 MILLION RIGHTS OFFERING AND SALE OF
ADDITIONAL SHARES
OF COMMON STOCK FOR $50 MILLION
ALPHARETTA, GEORGIA – June 28, 2006 – Exide Technologies, Inc. (Nasdaq: XIDE), a global leader in stored electrical energy solutions, today announced that it is planning to make a $75.0 million rights offering of common stock to its shareholders. The subscription price for the rights offering will be equal to 80% of the average closing price per share of the Company’s common stock for the 30 trading day period ending July 6, 2006, but it will not be higher than $4.50 per share nor lower than $3.00 per share.
The Company has also entered into a standby purchase agreement with Tontine Capital Partners, L.P., Legg Mason Investment Trust, Inc. and Arklow Capital, LLC pursuant to which the investors have agreed to backstop the rights offering by exercising any rights remaining unexercised at the close of the rights offering and Tontine and Legg Mason have agreed to purchase at the rights offering subscription price additional shares for $50.0 million.
The agreement is subject to several closing conditions, including shareholder approval which will be sought at the Company’s annual meeting in August 2006. Because the Company must register the rights offering with the Securities and Exchange Commission, no record date has been set yet. Further information is contained in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.
The Company will utilize the proceeds of the transactions to accelerate its restructuring plans and planned capital expenditures.
This announcement is neither an offer to purchase nor a solicitation of an offer to sell any securities. The shares to be sold to the investors will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption.
About Exide Technologies:
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide is available at www.exide.com.
Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or board of directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.
Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of on compliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) adverse reactions by creditors, vendors, customers, and others to the going-concern modification to the Company’s Consolidated Financial Statements included in the Report of Independent Registered Public Accounting Firm in this report, (xix) the loss of one or more of the Company’s major customers for its industrial or transportation products, and (xx) the Company’s ability to consummate a rights offering and private placement of stock as noted below, including obtaining appropriate shareholder approval.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.
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